                                                                     EXHIBIT 4.2


                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), which shall be effective as of May 17, 2001, is made and entered into by and between ROXIO, INC., a Delaware corporation (the "Company"), and VIRGIN HOLDINGS, INC., a Delaware corporation (the "Investor").

                                R E C I T A L S

     WHEREAS, the Company and the Investor are parties to that certain Stock Purchase Agreement, dated as of May 17, 2001 (the "Purchase Agreement"), pursuant to which the Investor proposes to purchase 235,294 shares of Common Stock (defined below) of the Company;

     WHEREAS, the Company and the Investor are parties to that certain Warrant Agreement, dated as of May 17, 2001 (the "Warrant Agreement"), pursuant to which the Company shall issue to the Investor a warrant (the "Warrant") to purchase 117,647 shares of Common Stock; and

     WHEREAS, the Company has agreed to provide the registration rights set forth in this Agreement with respect to the "Registrable Securities" (defined below).

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.   Definitions.  For purposes of this Agreement:
     -----------

     (a) the term "Affiliate" has the meaning set forth in Rule 501(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act");

     (b) the term "Common Stock" means the Company's authorized voting common stock, $0.001 par value, and any class of securities issued in exchange for the Common Stock or into which the Common Stock is converted;

     (c) the term "Registrable Securities" means: (i) all shares of Common Stock issued upon exercise of the Warrant, (ii) the shares of Common Stock purchased pursuant to the Purchase Agreement, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
          as) a dividend or other distribution with respect to, or in exchange for or in replacement of any such Common Stock, excluding in all cases, any shares of Common Stock that are sold by the Investor in a transaction in which its rights under this Agreement are not assigned;

     (d) the term "Registration Expenses" means the reasonable fees and disbursements of one primary counsel to the Investor up to an aggregate of $25,000 and all expenses incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration and filing fees, underwriters' expense allowances, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses (but not including the compensation of regular employees of the Company which shall be paid in any event by the Company);

     (e) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act , and the declaration or ordering of the effectiveness of such registration statement or document by the Securities and Exchange Commission (the "SEC");

     (f) the term "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the fees and disbursements of any counsel engaged by the Investor, other than the primary counsel to the Investor, and the fees and expenses of the primary counsel to the Investor which exceed, in the aggregate, $25,000; and

     (g) the number of shares of Registrable Securities "then outstanding" shall be the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock which upon issuance of then exercisable or convertible securities will be, Registrable Securities.

2.   Piggy-back Registration Rights.  If, at any time, the Company proposes to
     ------------------------------
     register (including for this purpose a registration effected by the Company for its own account or for the account of a stockholder other than the Investor) any shares of Common Stock under the 1933 Act in connection with the public offering of such securities (other than a registration form relating to: (a) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (b) a registration of securities issued or proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with, another corporation; or (c) a registration of securities issued or proposed to be issued in exchange for other securities of the Company), the Company shall, each such time, as promptly as reasonably practicable (but in any event not less than fifteen (15) days prior to filing the initial registration statement with the SEC for such registration), give the Investor written notice of such registration. Upon the written request of the Investor given within ten (10) days after receipt of such written notice from the Company in accordance with Section 13, the Company shall, subject to the provisions of Section 6 (in the case of an underwritten offering), use all reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities that the Investor has requested to be registered.

3.   Obligations of the Company.  Whenever required under this Agreement to
     --------------------------
     effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement on proper form with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and upon written request of the Investor, keep such registration statement effective for up to 90 days, or, if earlier, until the distribution contemplated by such registration statement has been completed;

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement in accordance with the participating sellers' intended method of distribution set forth in such registration statement;

     (c) Furnish to the Investor such number of copies of the registration statement and the prospectus included therein, including each preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it covered by such registration statement;

     (d) Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under the securities laws of such jurisdictions as the Investor, or in the case of an underwritten offering, the managing underwriter, shall reasonably request, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that if, under applicable blue sky laws, any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by the Investor and provided there is no exemption from such requirement by reason of the Company's obligation to pay such expenses pursuant to the foregoing provisions of this Section 3, and if the Investor does not agree to pay such expenses to the extent required by such jurisdiction, the Company shall have no obligation hereunder or otherwise to register and qualify the Registrable Securities covered by such registration statement in such jurisdiction;

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. The Investor shall also enter into and perform its obligations under such an agreement; provided, however, that such agreement is in usual and customary form;

     (f) Promptly notify the Investor of the happening of any event as a result of which the prospectus included in a registration statement registering the Investor's Registrable Securities hereunder, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

     (g) Use all reasonable efforts to cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (h) Make available for inspection at the Company during its normal business hours by the Investor or any attorney, accountant or other agent retained by the Investor all pertinent, non-confidential financial and other records of the Company as may be reasonably requested by the Investor;

     (i) If a "cold comfort" letter from the Company's independent public accountants is obtained in connection with a registration of Registrable Securities and such letter is addressed to any selling stockholder in such registration, use all reasonable efforts to cause such letter to be addressed to the Investor;

     (j) If a legal opinion from counsel for the Company is obtained in connection with a registration of Registrable Securities and such opinion is addressed to any selling stockholder in such registration, use all reasonable efforts to cause such opinion to be addressed to the Investor;

     (k) Provide a transfer agent or registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities; and

     (l) Use all reasonable efforts to make available the executive officers of the Company to participate with the underwriters in any underwritten public offering in any "road shows" that may be reasonably requested by such underwriters.

4.   Furnish Information.  It shall be a condition precedent to the obligations
     -------------------
     of the Company to take any action pursuant to this Agreement that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities. In that connection, the Investor shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects as of that date.

5.   Expenses of Registration.  All Registration Expenses incurred in connection
     ------------------------
     with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Investor; provided, however, that if the Investor voluntarily withdraws from a registration in which it requested to include its Registrable Securities pursuant to Section 2 hereof, the Registration Expenses actually incurred by the Company as a result of the Investor's request to participate in such registration, including the fees and disbursements of primary counsel to the Investor (without regard to the $25,000 limit described in Section 1(d) above), shall be borne by the Investor, provided the Company provides written substantiation of any such expenses incurred by the Company to the Investor.

6.   Underwriting Requirements.  The right of the Investor to "piggyback" in an
     -------------------------
     underwritten public offering of the Company's securities pursuant to
     Section 2 shall be conditioned upon the Investor's participation in such underwriting in accordance with the terms hereof and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. The Investor shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of Section 2 and this Section 6, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting, provided that the Investor is allowed to participate in the offering in the same proportion (based on the total number of securities to be registered in such offering) as any other stockholder of the Company (i) participating in such offering and (ii) having registration rights on parity with the Investor; provided, however, that nothing in this Agreement shall be construed to limit the Company's ability to grant registration rights on parity with or senior to those rights of the Investor contained herein. If the Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities excluded or withdrawn from such underwriting in accordance herewith shall be withdrawn from such registration.

7.   Delay of Registration.  The Investor shall not have any right to obtain or
     ---------------------
     seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8.   Indemnification.  If any Registrable Securities are included in a
     ---------------
     registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, its Affiliates and their respective officers and directors, and each person, if any, who controls the Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they or any of them may become subject under the 1933 Act, the 1934 Act or any other federal or state law or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise from or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse the Investor, its Affiliates and their respective officers, directors and controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
          Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises from or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, its Affiliates and their respective officers, directors or controlling persons.

     (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter (within the meaning of the 1933 Act) for the Company, any person who controls such underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the 1933 Act, the 1934 Act or any other federal or state law or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise from or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, in connection with investigation or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, further, that the Investor shall not be liable under this Section 8(b) for any amount in excess of the net proceeds received by the Investor in the registered offering out of which such loss, claim, damage, liability or action arises.

     (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
          Section 8 is applicable but for any reason is held to be unavailable from the Company or the Investor, the Company and the Investor shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the Investor may be subject in such proportion so that the Investor is responsible for that portion of the foregoing amount represented by the ratio of the net proceeds received by the Investor in the offering out of which liability arises to the total proceeds received from the offering out of which liability arises by the Company and all selling stockholders (other than the Investor) and the Company shall be responsible for the portion represented by the ratio of proceeds received by the Company to the total proceeds received by the Company and all selling stockholders (other than the Investor); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls the Company or the Investor within the meaning of the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the registration statement and each director of the Company shall have the same rights to contribution as the Company as calculated herein.

     (d) No settlement shall be effected without the prior written consent of the Investor unless (i) all claims and actions against the Investor, its Affiliates and their respective directors and officers and each person who controls the Investor within the meaning of 1933 Act or the 1934 Act are extinguished by the settlement and the indemnifying party obtains a full release of all claims and actions against the Investor, its Affiliates and their respective directors and officers and control persons, which release shall be to the reasonable satisfaction of the Investor.

     (e) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to select and retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, solely to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
          Section 8.

     (f) The obligations of the Company and the Investor under this Section 8 shall survive termination of this Agreement and the completion of any offering of Registrable Securities in a registration statement made under the terms of this Agreement and otherwise.

9.   Assignment of Registration Rights.  The rights to cause the Company to
     ---------------------------------
     register Registrable Securities pursuant to this Agreement may not be assigned by the Investor, except to an Affiliate of the Investor, provided that such Affiliate agrees in writing to be bound by the obligations of the Investor contained herein.

10.  "Market Stand-off" Agreement.  The Investor hereby agrees that it shall
     ----------------------------
     not, to the extent requested by the Company or an underwriter in connection with a public offering of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any Registrable Securities in a market transaction during the 180-day period (or such shorter period of time (i) as may be required by the managing underwriter in any underwritten public offering or (ii) as may be applicable to any other stockholder of the Company) following the effective date of a registration statement of the Company filed under the 1933 Act; provided, in each case, that the executive officers and directors of the Company and stockholders of the Company beneficially owning a number of shares of Common Stock equal to or greater than the number of shares of Common Stock then beneficially owned by the Investor and its Affiliates shall have agreed to provisions at least as restrictive as those set forth in this
     Section 10. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such 180-day period (or shorter period in accordance with the foregoing).

11.  Rule 144.  With a view of making available to the Investor the benefits of
     --------
     Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, the Company agrees to use all reasonable efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, and to file with the SEC all reports and other documents required to be filed under the 1933 Act and the 1934 Act.

12.  Termination.  This Agreement shall terminate on the earlier to occur of (i)
     -----------
     the fifth anniversary of the date hereof and (ii) the date on which the Investor may sell all Registrable Securities held by it in any three-month period without registration under the 1933 Act under Rule 144 promulgated under the 1933 Act.

13.  Notices.    All notices, demands and other communications provided for or
     -------
     permitted under this Agreement shall be made in writing and will either be
     (i) personally delivered, (ii) sent by postage prepaid certified mail, return receipt requested, (iii) delivered by courier service, (iv) transmitted by facsimile with confirmation of receipt by telephone, or (v) transmitted by e-mail with confirmation of receipt by telephone, and will be deemed to have been given when received, to:

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

     If to the Company, to:

          Roxio, Inc.
          461 South Milpitas Boulevard
          Milpitas, CA  95035
          Attention: Chief Executive Officer with a copy to internal counsel
          Facsimile:  408-957-7963
          e-mail: gorog@roxio.com; growney@roxio.com

          with a copy to:

          O'Melveny & Myers LLP
          990 Marsh Road
          Menlo Park, CA  94025
          Attention:  David A. Krinsky, Esq.
          Facsimile: 650-473-2601
          e-mail: dkrinsky@omm.com

     If to the Investor, to:

          Virgin Holdings, Inc.
          c/o EMI Recorded Music, New Media Group
          1750 N. Vine Street, YV-3
          Hollywood, CA  90028
          Attention:  Robyn L. Glaser, VP, Business & Legal Affairs, New Media
          Facsimile:  (323) 769-4553
          e-mail:  robyn.glaser@emicap.com

     or to such other person or at such other address as either party shall hereafter designate.

14.  Further Assurances.  Each of the parties hereto shall use its reasonable
     ------------------
     and diligent best efforts to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

15.  Modifications, Amendments and Waivers.  This Agreement may not be amended,
     -------------------------------------
     modified or altered except by a written instrument executed by both parties hereto in the same manner in which this Agreement has been executed.

16.  Entire Agreement.  This Agreement is intended to embody the final, complete
     ----------------
     and exclusive agreement among the parties with respect to the Investor's registration rights relating to the Registrable Securities, is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

17.  Governing Law and Venue.  This Agreement is to be governed by and construed
     -----------------------
     in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such state, and without regard to the conflicts of laws principles thereof.

18.  Binding Effect; Assignment.  This Agreement and the rights, covenants,
     --------------------------
     conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. This Agreement may not be assigned by the Investor (other than to an Affiliate of the Investor who agrees in writing to be bound by the terms hereof) without the prior written consent of the Company, not to be unreasonably withheld or delayed.

19.  Counterparts.  This Agreement may be executed simultaneously in any number
     ------------
     of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

20.  Section Headings.  The section headings of this Agreement are for
     ----------------
     convenience of reference only and shall not be deemed to alter or affect any provision hereof.

21.  Representation by Counsel.  Any rule of law, including but not limited to,
     -------------------------
     Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

22.  Severability.  Every provision of this Agreement is intended to be
     ------------
     severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, then such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

                                        THE COMPANY:

                                        ROXIO, INC.

                                        By:   /s/ Wm. Christopher Gorog
                                            -----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------


                                        THE INVESTOR:

                                        VIRGIN HOLDINGS, INC.

                                        By:   /s/ Jay A. Samit
                                            -----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------

                                      S-1